Exhibit 1(i)

               MERRILL LYNCH SHORT TERM U.S. GOVERNMENT FUND, INC.

                             ARTICLES SUPPLEMENTARY
         INCREASING THE AUTHORIZED CAPITAL STOCK OF THE CORPORATION AND
                   CREATING ADDITIONAL CLASSES OF COMMON STOCK

      Merrill Lynch Short Term U.S. Government Fund, Inc., a Maryland corporation, (hereinafter called the "Corporation"), having its principal office in the State of Maryland in the City of Baltimore, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

1. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue Six Hundred Million (600,000,000) shares of capital stock as follows:

             Classes                               Number of Authorized Shares
             -------                               ---------------------------
      Class A1 Common Stock                                 200,000,000
      Class B1 Common Stock                                 200,000,000
      Class C1 Common Stock                                 100,000,000
      Class I Common Stock                                  100,000,000
                                                    Total:  600,000,000

      All shares of all classes of the Corporation's capital stock have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Sixty Million Dollars ($60,000,000).

2. The Board of Directors of the Corporation, acting in accordance with Sections 2-105(c) and 2-208 of the Maryland General Corporation Law and
      Article V, paragraph (2) of the Articles of Incorporation, hereby increases the total number of authorized shares of Common Stock of the Corporation by Nine Hundred Million (900,000,000) and designates such newly authorized shares as follows: (i) Two Hundred Million (200,000,000) Class A shares of Common Stock; (ii) Six Hundred Million (600,000,000) Class B shares of Common Stock; and (iii) One Hundred Million (100,000,000) Class C shares of Common Stock.

3. The preferences, designations, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of Class A Common Stock are as follows:

      The Class A Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as the Class A1 Common Stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's Charter and further except that:

      (i) Expenses related to the distribution of the Class A Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

      (ii) Such distribution expenses borne solely by Class A Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

4. The preferences, designations, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of Class B Common Stock are as follows:

      The Class B Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as the Class B1 Common Stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's Charter and further except that:

      (i) Expenses related to the distribution of the Class B Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

      (ii) Such distribution expenses borne solely by Class B Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

5. The preferences, designations, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of Class C Common Stock are as follows:

      The Class C Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as the Class C1 Common Stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's Charter and further except that:

      (i) Expenses related to the distribution of the Class C Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

      (ii) Such distribution expenses borne solely by Class C Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

6. After this increase in the number of authorized shares and the classification of the newly authorized shares as Class A Common Stock, Class B Common Stock and Class C Common Stock, the Corporation will have the authority to issue One Billion Five Hundred Million (1,500,000,000) shares of capital stock as follows:

             Classes                               Number of Authorized Shares
             -------                               ---------------------------
      Class A1 Common Stock                                200,000,000
      Class A Common Stock                                 200,000,000
      Class B1 Common Stock                                200,000,000
      Class B Common Stock                                 600,000,000
      Class C1 Common Stock                                100,000,000
      Class C Common Stock                                 100,000,000
      Class I Common Stock                                 100,000,000
                                                 Total:  1,500,000,000

After this increase, all shares of all classes of the Corporation's capital stock will have a par value of Ten Cents ($0.10) per share, and an aggregate par value of One Hundred Fifty Million Dollars ($150,000,000).

      IN WITNESS WHEREOF, MERRILL LYNCH SHORT TERM U.S. GOVERNMENT FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on September 24, 2003.

                                           MERRILL LYNCH SHORT TERM
                                           U.S. GOVERNMENT FUND, INC.

                                           By:       /s/ Terry K. Glenn
                                               ---------------------------------
                                               Terry K. Glenn
                                               President
Attest:

    /s/ Bradley J. Lucido
-------------------------------
Bradley J Lucido, Secretary

      The undersigned, President of Merrill Lynch Short Term U.S. Government Fund, Inc. who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

Dated: September 24, 2003                            /s/ Terry K. Glenn
                                               ---------------------------------
                                               Terry K. Glenn
                                               President